Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Registration Statement on Form S-8, of our report dated March 28, 2024, with respect to our audit of the consolidated financial statements of Envirotech Vehicles, Inc. and Subsidiaries as of December 31, 2023, and for the year then ended, included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement, as needed.

Very truly yours,

/s/ Barton CPA PLLC

Cypress, Texas

March 28, 2024